EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-185610 on Form S-8 of our report dated July 11, 2013, relating to the financial statements and financial statement schedules of Nuclear Management Company, LLC NMC Savings and Retirement Plan, appearing in this Annual Report on Form 11-K of Nuclear Management Company, LLC NMC Savings and Retirement Plan for the year ended December 31, 2012.

/s/ DELOITTE & TOUCHE LLP

Minneapolis, Minnesota
July 11, 2013